Exhibit 99.1

Financial Statements

NIKI BIOSOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2026 and December 31, 2025

(Stated in U.S. Dollars)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash	$1,834,171	$3,452,891
Other receivables and prepayments	200,909	139,633
Total current assets	2,035,080	3,592,524
Long-term investments	15,098,846	15,098,846
Total Assets	$17,133,926	$18,691,370

LIABILITIES AND EQUITY

LIABILITIES
Current liabilities:
Amounts due to related parties	$79,180	$79,180
Accounts payable and accrued expenses	922,818	1,071,715
Operating lease liabilities, current	-	24,428
Convertible notes to a related party	3,508,500	3,418,500
Total current liabilities	4,510,498	4,593,823
Warrant Liability	142,000	306,000
Total Liabilities	4,652,498	4,899,823

Commitments and contingencies (Note 17)	-	-

TEMPORARY EQUITY
Contingently redeemable warrants	47,000	47,000
Total temporary equity	47,000	47,000

EQUITY
Class A Ordinary Shares ($0.0001 par value, 999,999,600,000 shares authorized, 634,682 shares issued and outstanding as of June 30, 2026 and as of December 31, 2025(1))	62	62
Class B Ordinary Shares ($0.0001 par value; 400,000 shares authorized, 179,693 shares issued and outstanding as of June 30, 2026 and December 31, 2025(1))	18	18
Additional paid-in capital	97,000,188	97,000,188
Accumulated other comprehensive income	(95,129)	(92,310)
Accumulated deficit	(75,118,802)	(73,792,798)
Total equity attributable to the shareholders of Niki BioSolutions, Inc.	21,786,337	23,115,160
Non-controlling interests	(9,351,909)	(9,370,613)
Total equity	12,434,428	13,744,547
Total Liabilities, Temporary Equity and Equity	$17,133,926	$18,691,370

(1)	All per share amounts and shares outstanding for all periods have been retroactively restated to reflect the company’s 1 for 10 reverse stock split, which was effective on July 20, 2026.

See accompanying notes to the unaudited condensed consolidated financial statements.

NIKI BIOSOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the six months ended June 30, 2026 and 2025

(Stated in U.S. Dollars)

	For the six months ended June 30,
	2026	2025
Operating expenses
Research and development expenses	$(383,752)	$(19,375)
General and administrative fees	(427,567)	(187,422)
Legal and professional fees	(547,131)	(418,881)
Other operating income (expenses)	(56,110)	222,912
Total operating expenses	(1,414,560)	(402,766)

Other income (expenses)
Interest expense, net	(56,740)	(46,529)
Change in fair value of warrant liability	164,000	-
Total other income (expenses), net	107,260	(46,529)

Net loss	(1,307,300)	(449,295)
Less: net loss attributable to non-controlling interests	18,704	(7,515)

Net loss attributable to Niki BioSolutions, Inc.	$(1,326,004)	$(441,780)

Net loss per share – basic and diluted	$(1.6)	$(0.6)
Weighted-average shares outstanding – basic and diluted(1)	814,375	712,679

Net loss	$(1,307,300)	$(449,295)
Other comprehensive loss
Exchange differences on translation of foreign operations	(2,819)	(258,322)
Other comprehensive loss	(2,819)	(258,322)
Comprehensive loss	(1,310,119)	(707,617)
Less: comprehensive loss (income) attributable to non-controlling interests	18,704	(7,515)
Comprehensive loss attributable to the shareholders of Niki BioSolutions, Inc.	(1,328,823)	(700,102)

(1)	All per share amounts and shares outstanding for all periods have been retroactively restated to reflect the company’s 1 for 10 reverse stock split, which was effective on July 20, 2026.

See accompanying notes to the unaudited condensed consolidated financial statements.

NIKI BIOSOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the six months ended June 30, 2026 and 2025

(Stated in U.S. Dollars)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated deficit	Accumulated other comprehensive (loss) income	Non- controlling interests	Total
	Shares	Amount	Shares	Amount	Amount	Amount	Amount	Amount	Amount

Balance, January 1, 2026(1)	634,682	$62	179,693	$18	$97,000,188	$(73,792,798)	$(92,310)	$(9,370,613)	$13,744,547
Net loss						(1,326,004)		18,704	(1,307,300)
Exchange difference on translation of foreign operations							(2,819)		(2,819)
Balance, June 30, 2026(1)	634,682	$62	179,693	$18	$97,000,188	$(75,118,802)	$(95,129)	$(9,351,909)	$12,434,428

Balance, January 1, 2025(1)	381,182	$37	179,693	$18	$93,474,825	$(72,429,528)	$89,162	$(9,357,453)	$11,777,061
Placing of Class A Ordinary Shares(1)	153,500	15	-	-	2,699,185	-	-	-	2,699,200
Net loss	-	-	-	-	-	(441,780)	-	(7,515)	(449,295)
Exchange difference on translation of foreign operations	-	-	-	-	-	-	(258,322)	-	(258,322)
Balance, June 30, 2025(1)	534,682	$52	179,693	$18	$96,174,010	$(72,871,308)	$(169,160)	$(9,364,968)	$13,768,644

(1)	All per share amounts and shares outstanding for all periods have been retroactively restated to reflect the company’s 1 for 10 reverse stock split, which was effective on July 20, 2026.

See accompanying notes to the unaudited condensed consolidated financial statements.

NIKI BIOSOLUTIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2026 and 2025

(Stated in U.S. Dollars)

	For the six months ended June 30,
	2026	2025
Cash flows from operating activities
Net cash used in operating activities	$(1,553,720)	$(816,544)

Cash flows from investing activities
Net cash used in investing activities	(65,000)	-

Cash flows from financing activities
Proceeds from issuance of Class A Ordinary Shares	-	3,070,000
Payment of offering cost	-	(370,800)
Net cash provided by financing activities	-	2,699,200

Net decrease in cash	(1,618,720)	1,882,656
Cash - Beginning of period	3,452,891	874,238
Cash - End of period	$1,834,171	$2,756,894

See accompanying notes to the unaudited condensed consolidated financial statements.

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

1. ORGANIZATION

The unaudited condensed consolidated financial statements include the financial statements of Niki BioSolutions, Inc. (the “Company” or “Niki”) and its subsidiaries of which the Company is the primary beneficiary (collectively the “Group”).

The Company, formerly known as Aptorum Group Limited (the “Aptorum”), APTUS Holdings Limited and STRIKER ASIA OPPORTUNITIES FUND CORPORATION, is a company incorporated on September 13, 2010 under the laws of the Cayman Islands with limited liability, and subsequently domesticated to U.S. on July 20, 2026.

The Company researches and develops life science and biopharmaceutical products within its wholly-owned subsidiary, Aptorum Therapeutics Limited, formerly known as APTUS Therapeutics Limited (“Aptorum Therapeutics”) and its indirect subsidiary companies (collectively, “Aptorum Therapeutics Group”).

On July 20, 2026 (the “Closing Date”), after obtaining the requisite shareholder approval and satisfying the closing conditions, Aptorum consummated its previously announced merger (the “Closing”) pursuant to that certain Agreement and Plan of Merger on July 14, 2025, (the “Merger Agreement”), between Aptorum and DiamiR Biosciences Corp., a Delaware corporation, pursuant to which, among other matters, Aptorum was to form a direct, wholly owned subsidiary in the state of Delaware (“Merger Sub”).

Pursuant to the terms of the Merger Agreement, immediately prior to the Closing on July 20, 2026, Aptorum affected a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 206 of the Companies Act (as revised) of the Cayman Islands (the “Domestication”), pursuant to which Aptorum transferred by way of continuation to and became a Delaware corporation. On July 20, 2026, immediately following the Domestication, Merger Sub merged with and into DiamiR in accordance with the applicable provisions of the DGCL, with DiamiR continuing as the surviving company and a wholly-owned subsidiary of Aptorum (the “Merger”). As part of the Domestication, Aptorum changed its name to Niki BioSolutions, Inc. and filed Niki’s Certificate of Incorporation with the Delaware Secretary of State, which replaced Aptorum’s memorandum and articles in effect as of such time. In connection with the Merger, the Company’s common stock, par value $0.0001 per share (the “Niki Common Stock”), trades on Nasdaq under the symbol “NIKI”. In connection with the name change, the CUSIP number for the Niki Common Stock is 653942 102.

Following the Domestication, each then issued and outstanding Class A ordinary share of Aptorum converted automatically, on a one-for-one basis, into a share of Niki’s common stock, par value $0.0001 per share, and each then issued and outstanding Class B ordinary share of Aptorum converted automatically into a share of Niki Common Stock and a share of Niki’s non-voting and non-convertible Series A preferred stock (the “Series A Preferred Stock”). Accordingly, a total of 814,375 shares of Niki Common Stock and 179,693 shares of Series A Preferred Stock, respectively, were issued to Aptorum’s existing shareholders.

Pursuant to the Merger, each then-outstanding share of DiamiR’s common stock were converted into a number of shares of Niki Common Stock equal to the Conversion Ratio, which was the number resulting from dividing (i) 0.4102, which is the quotient of dividing the total number of Aptorum ordinary shares on a fully diluted basis by the total number of shares of DiamiR common stock on a fully diluted basis, by (ii) three-seventh (3/7). Accordingly, a total of 1,979,216 shares of Niki Common Stock were issued to current stockholders of DiamiR; no shares of Series A Preferred Stock was issued to any current DiamiR stockholders.

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

Concurrently with the execution of the Merger Agreement, DiamiR and Aptorum Therapeutics Limited, a wholly owned subsidiary of Aptorum (“Aptorum Therapeutics”), entered into a management services agreement (as amended, the “Management Services Agreement”), which terminated as of the closing of the transaction contemplated by the Merger Agreement. In addition, concurrently with the execution of the Merger Agreement, DiamiR, DiamiR, LLC, a wholly owned subsidiary of DiamiR, Aptorum and Aptorum Therapeutics entered into an intellectual property license agreement (“Licensing Agreement”), pursuant to which DiamiR and DiamiR, LLC shall license on a non-exclusive basis their respective intellectual properties to Aptorum Therapeutics in exchange for upfront and periodic payments and royalties until the earlier of the closing of the Merger or July 31, 2026, and therefore it terminated as of the Closing. The parties also entered into a Voting and Support Agreement, as well as a Stockholder Agreement (collectively with the Management Services Agreement and Licensing Agreement, the “Transaction Documents”), pursuant to which certain parties agreed to vote in favor of certain corporate actions.

2. GOING CONCERN

The Group reported a net loss of $1,307,300, negative working capital of $2,475,418 and net operating cash outflow of $1,553,720 for the six months ended June 30, 2026. In addition, the Group had an accumulated deficit of $75,118,802 as of June 30, 2026. The Group’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Group will be able to reduce or eliminate its net losses for the foreseeable future. Following the completion of the merger with DiamiR in July 2026, management’s going concern assessment also considered DiamiR’s financial condition and cash flow forecast as part of the Group’s liquidity analysis for the twelve months following the issuance of these unaudited condensed consolidated financial statements. DiamiR has a limited operating history, has incurred recurring net losses and negative operating cash flows, and its standalone financial statements indicate that its existing capital is not expected to be sufficient to fund its operations for the next twelve months without additional financing. If management is not able to generate significant revenues from its product candidates currently in development, the Group may not be able to achieve profitability. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Group’s cost structure. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about the Group’s ability to continue as a going concern within one year after the date that these financial statements are issued.

If the Group is unable to generate sufficient funds to finance the working capital requirements of the Group within the normal operating cycle of a twelve-month period from the date of these consolidated financial statements are issued, the Group may have to consider supplementing its available sources of funds through the following sources:

●	other available sources of financing from banks and other financial institutions or private lender; and

●	equity financing.

The Group can make no assurances that required financings will be available for the amounts needed, or on terms commercially acceptable to the Group, if at all. If one or all of these events does not occur or subsequent capital raises are insufficient to bridge financial and liquidity shortfall, there would likely be a material adverse effect on the Group and would materially adversely affect its ability to continue as a going concern.

The accompanying unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the unaudited condensed consolidated financial statements have been prepared on a basis that assumes the Group will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of presentation and consolidation

The unaudited condensed consolidated financial statements of the Group are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with audited consolidated financial statements and accompanying notes in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025. The unaudited condensed consolidated financial statements include the accounts of the Company, its direct and indirect wholly and majority owned subsidiaries. In accordance with the provisions of Accounting Standards Codification (“ASC”) 810, Consolidation, the Group also consolidate any variable interest entity (“VIE”) of which the Group is the primary beneficiary. The Group do not consolidate a VIE in which the Group has a majority ownership interest when the Group is not considered the primary beneficiary. The Group has determined that the Group is not the primary beneficiary of one of the VIE (see Note 11, Variable Interest Entity). The Company evaluates its relationships with the VIE on an ongoing basis to determine whether it becomes the primary beneficiary. All material intercompany balances and transactions have been eliminated in preparation of the consolidated financial statements.

Use of estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as income and expenses during the reporting period. Actual results could differ from those estimates. There is no significant accounting estimate.

Impairment of long-lived assets

The Group prepares a qualitative assessment, and if necessary, a quantitative assessment, in determining whether long-lived assets may be impaired. The factors considered in the qualitative assessment include macroeconomic conditions, industry and market conditions and overall financial performance of the Group, among other factors. Under a quantitative assessment, the Group compares the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows.

Long-term investments

The Group’s long-term investments consist of equity method investment in common stocks and non-marketable investments in non-redeemable preferred shares of privately-held companies that are not required to be consolidated under the variable interest or voting models. Long-term investments are classified as non-current assets on the unaudited condensed consolidated balance sheets as those investments do not have stated contractual maturity dates.

Non-marketable investments

The non-marketable equity securities not accounted for under the equity method are measured at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer. Adjustments are determined primarily based on a market approach as of the transaction date. The Group also makes a qualitative assessment of whether the investment is impaired at each reporting date. If a qualitative assessment indicates that the investment is impaired, the Group has to estimate the investment’s fair value in accordance with the principles of ASC 820. If the fair value is less than the investment’s carrying value, the Group recognizes an impairment loss in earnings equal to the difference between the carrying value and fair value.

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

Equity method investment – Fair value option

The Group elects the fair value option for an investment that would otherwise be accounted for using the equity method of accounting. Such election is irrevocable and is applied on an investment by investment basis at initial recognition. The fair value of such investments is based on quoted prices in an active market, if any, or recent orderly transactions for identical or similar investment of the same issuer. Changes in the fair value of these equity method investments are recognized in other (expenses) income, net in the unaudited condensed consolidated statement of operations and comprehensive loss.

Fair value measurement

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact its business, and it considers assumptions that market participants would use when pricing the asset or liability.

As a basis for considering such assumptions, a three-tier fair value hierarchy prioritizes the inputs utilized in measuring fair value as follows:

●	Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The hierarchy requires the Group to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following tables represent the fair value hierarchy of the Group’s financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2026 and December 31, 2025.

	As of June 30, 2026
	Fair Value Measurement at the Reporting Date using
	Quoted price in active markets for identical assets Level 1	Significant other observable inputs Level 2	Significant unobservable inputs Level 3	Total
Financial liabilities:
Warrant liabilities	-	-	142,000	142,000
Total	$-	$-	$142,000	$142,000

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

	As of December 31, 2025
	Fair Value Measurement at the Reporting Date using
	Quoted price in active markets for identical assets Level 1	Significant other observable inputs Level 2	Significant unobservable inputs Level 3	Total
Financial liabilities:
Warrant liabilities	-	-	306,000	306,000
Total	$-	$-	$306,000	$306,000

The Group has determined that the carrying value of the Group’s cash and cash equivalents, other receivables and prepayments, amounts due to related parties, accounts payable and accrued expenses, convertible notes to a related party approximate fair value due to the short-term nature of these assets and liabilities.

Segment reporting

The Group uses the management approach to determine operating segment. The management approach considers the internal organization and reporting used by the Group’s chief operating decision maker (“CODM’’) for making decisions, allocation of resource and assessing performance.

The Group operates and manages its business as a single operating and reportable segment. The Group’s CODM has been identified as the Chief Executive Officer who reviews the consolidated net loss when making decisions about allocating resources and assessing performance of the Group. Significant segment expenses are the same as these presented under the operating costs and expenses in the consolidated statements of operations, and the difference between net revenue less the significant segment expenses and consolidated net income are the other segment items. The CODM reviews and utilizes these financial metrics together with non-financial metrics to make operation decisions, such as the determination of the fee rate at which the Company charges for its services and the allocation of budget between operating costs and expense.

The Group’s long-lived assets are substantially all located in Hong Kong and substantially all of the Group’s revenues are derived from within Hong Kong. Therefore, no geographical segments are presented.

Operating leases

At the inception of a contract, the Group determines if the arrangement is, or contains, a lease. Operating lease liabilities are recognized at lease commencement based on the present value of lease payments over the lease term. Operating lease right-of-use assets are initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred and less any lease incentives received. As the rate implicit in the lease cannot be readily determined, the Group uses incremental borrowing rate at the lease commencement date in determining the imputed interest and present value of lease payments. The incremental borrowing rate is determined based on the rate of interest that the Group would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term in a similar economic environment. The lease term for all of the Group’s leases includes the non-cancellable period of the lease plus any additional periods covered by either a Group’s option to extend (or not to terminate) the lease that the Group is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor. For operating leases, the Group recognizes a single lease cost on a straight-line basis over the remaining lease term.

The Group has elected not to recognize right-of-use assets or lease liabilities for leases with an initial term of 12 months or less and the Group recognizes lease expense for these leases on a straight-line basis over the lease terms.

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

Recently issued accounting standards which have not yet been adopted

ASU No. 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), was issued in November 2024, which requires disclosure in the notes to the financial statements, of disaggregated information about certain costs and expenses that are included in expense line items on the face of the income statement. The requirements of ASU 2024-03 are effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027 with early adoption permitted. The Group is currently evaluating the impact, if any, that the adoption of this standard will have on its Consolidated Financial Statements and disclosures.

The Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material impact on the consolidated financial statements.

4. LONG-TERM INVESTMENT

The following table of June 30, 2026 and December 31, 2025, the Group’s long-term investment consists of non-marketable investments with carrying value of $15,098,846 and equity method investment at fair value option with carrying value of $nil.

Non-marketable investments

The Group’s non-marketable investments are investments in privately held companies without readily determinable fair values. The carrying value of the non-marketable investments are adjusted based on price changes from observable transactions of identical or similar securities of the same issuer (referred to as the measurement alternative) or for impairment if the carrying amount of the non-marketable investments may not be fully recoverable. Any changes in carrying value are recorded within other (expenses) income, net in the unaudited condensed consolidated statements of operations and comprehensive loss.

The following table summarizes the total carrying value of the non-marketable investments held as of June 30, 2026 and December 31, 2025 including cumulative unrealized upward and downward adjustments and impairment made to the initial cost basis of the investments:

	June 30, 2026				December 31, 2025
	Cost basis	Upward adjustments	Impairment	Carrying value	Cost basis	Upward adjustments	Impairment	Carrying value

Investment A (1)	$2,558,886	$12,539,960	$-	$15,098,846	$2,558,886	$12,539,960	$-	$15,098,846
Investment B (2)	1,000,000	-	(1,000,000)	-	1,000,000	-	(1,000,000)	-
Investment C	520,821	-	(520,821)	-	520,821	-	(520,821)	-
	$4,079,707	$12,539,960	$(1,520,821)	$15,098,846	$4,079,707	$12,539,960	$(1,520,821)	$15,098,846

There is no upward or downwards adjustments and impairment recorded in other income (expenses), net, and included as adjustments to the carrying value of non-marketable investments held during the six months ended June 30, 2026 and 2025 based on the observable price in an orderly transaction for the same or similar security of the same issuers.

(1)	The Group holds 622,600 Series B preferred stock of Alzheon, Inc. (“Alzheon”) with initial cost of $2.6 million with unit price of $4.11, which represents 240,773 common stock converted as a conversion rate of $10.63. Pursuant to ASC 321-10-35-2, as the investment in Alzheon lacks readily determinable fair values, the Group elects to account for this investment using the measurement alternative. The Group reviews Alzehon’s available financial information and adjusts the carrying value of its investment based on preferred stock issuances reflected therein, which were deemed as observable price changes in orderly transactions for the identical or similar investment of the same issuer.

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

During the year ended December 31, 2022, Alzheon issued its Series D preferred stock at $36.00 per share for aggregate gross proceeds of $50 million. During the year ended December 31, 2023, Alzheon issued its Series E convertible preferred stock at a per share price of $62.71 for gross proceeds of $45 million. During the year ended December 31, 2024, Alzheon issued its Series E convertible preferred stock at a per share price of $62.71 for gross proceeds of $78 million. During the year ended December 31, 2025, Alzheon issued its Series E convertible preferred stock at a per share price of $62.71 for gross proceeds of $5 million. Aside from the conversion price of the conversion rights being different, the other key terms, including liquidation right, conversion right, voting power, dividend right and redemption right are aligned for Series B, Series D and Series E convertible preferred stocks. The Group determines the Series D and Series E convertible preferred stocks financings are orderly transactions between market participants for the identical or a similar investment of the same issuer and recorded as an upward in the carrying value of the security measured in accordance with paragraph 321-10-35-2 to reflect the current fair value of the security as of the date that the observable transaction for the similar security took place.

The Group made an upward adjustment of $6,108,872, from $2,558,886 to $8,667,758, based on Series D convertible preferred stock financing for the year ended December 31, 2022, and made an upward adjustment of $6,431,088, from $8,667,758 to $15,098,846, based on Series E convertible preferred stock financing for the year ended December 31, 2023. No such upward adjustments were made during the six months ended June 30, 2026 and 2025.

The Group conducts a quarterly assessment to determine whether impairment exists in Alzheon’s equity securities, considering, among other factors, the nature of the securities, financial condition of Alzheon and expected future cash flows. No impairment indicator was identified, and no impairment was made during the six months ended June 30, 2026 and 2025. The carrying value of the investment with Alzheon was $15,098,846 as of June 30, 2026 and December 31, 2025.

As of June 30, 2026 and December 31, 2025, this investment was pledged for a convertible note issued to a related party (Note 14).

(2)	The Group holds 3,333,333 Series B preferred stock of Investee B with initial cost of $1.0 million at a purchase price of $0.30 per unit. There was no observable orderly transactions of identical or similar securities from the same issuer. The Group monitored the financial statements of the Investee B. The Group recorded $1 million impairment for this investment in the year ended December 31, 2024 since the Group considered the investees’ ability to continue as a going concern and the investment is not recoverable. The carrying value of this investment was $nil as of June 30, 2026 and December 31, 2025, respectively.

The Group did not sell or transfer any non-marketable investments or record any realized gains or losses for the non-marketable investments measured at fair value on a non-recurring basis during the six months ended June 30, 2026 and 2025.

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

Equity method investment, fair value option

In December 2021, one of the Group’s subsidiaries, Libra Sciences Limited (“Libra”, formerly known as Aptorum Pharmaceutical Development Limited), issued Class A and Class B ordinary shares to various parties in exchange of licenses or cash. Each Class A share of Libra is entitled to 1 vote while each Class B share of Libra is entitled to 10 votes. Upon the share issuance, the Group was holding 97.27% economic interest and 31.51% voting power in Libra. The Group lost the controlling interest in Libra because it was transferred to a third party, and therefore deconsolidated Libra. However, the Group still owns 97.27% economic interest and 31.51% voting power, which is deemed as having significant influence over Libra. As a result, the Group’s investment in Libra is subject to the equity method of accounting. The Group assessed that the fair value option can better reflect the true value of Libra. Pursuant to ASC 825 – Financial Instruments (“ASC 825”), the Group elected to apply the fair value option for its investments in Libra and will remeasure its investments in Libra at fair value every reporting period. For the year ended December 31, 2023, the Group has determined that the carrying value of the investment is not recoverable and this condition is determined to be other-than-temporary. Consequently, an impairment for the investment of $77,200 has been recognized as of June 30, 2026 and December 31, 2025, respectively.

The Company’s involvement with Libra includes equity ownership as mentioned in above and also amounts due from Libra as disclosed in note 12. The primary risks associated with this involvement include potential financial losses due to Libra’s operational performance or inability to generate sufficient cash flows. The Company’s maximum exposure to loss resulting from its involvement with Libra is nil for the six months ended June 30, 2026 and 2025 which was the amount due from Libra.

5. OTHER RECEIVABLES AND PREPAYMENTS

Other receivables and prepayments as of June 30, 2026 and December 31, 2025 consisted of:

	June 30, 2026	December 31, 2025
	(Unaudited)
Prepaid insurance	$4,203	$17,490
Prepaid service fee	47,672	44,810
Rental deposits	71,823	71,823
Loan receivables	65,000	—
Others	12,211	5,510
	$200,909	$139,633

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

6. PROPERTY AND EQUIPMENT, NET

Property and equipment as of June 30, 2026 and December 31, 2025 consisted of:

	June 30, 2026	December 31, 2025
	(Unaudited)
Computer equipment	$69,291	$69,291
Furniture, fixture, and office and medical equipment	32,435	32,435
Leasehold improvements	108,187	108,187
Laboratory equipment	4,335,722	4,335,722
Motor vehicle under finance leases	239,093	239,093
	4,784,728	4,784,728
Less: accumulated depreciation and impairment	4,784,728	4,784,728
Property and equipment, net	$-	$-

For the six months ended June 30, 2026 and 2025, no impairment loss was recorded.

7. INTANGIBLE ASSETS, NET

Ther are no amortization expenses for intangible assets for both the six months ended June 30, 2026 and 2025, respectively.

8. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of June 30, 2026 and December 31, 2025 consisted of:

	June 30, 2026	December 31, 2025
	(Unaudited)
Research and development expenses payable	$830,766	$830,189
Professional fees payable	30,247	185,247
Others	61,805	56,279
	$922,818	$1,071,715

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

9. INCOME TAXES

The Company and its subsidiaries file tax returns separately.

Income taxes

Cayman Islands: under the current laws of the Cayman Islands, the Company and its subsidiaries in the Cayman Islands are not subject to taxes on their income and capital gains.

Hong Kong: in accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. All the Hong Kong subsidiaries that are not entitled to any tax holiday were subject to income tax at a rate of 16.5%. The subsidiaries of the Group in Hong Kong did not have assessable profits that were derived Hong Kong during the six months ended June 30, 2026 and 2025. Therefore, no Hong Kong profit tax has been provided for in the periods presented.

United Kingdom: in accordance with the relevant tax laws and regulations of United Kingdom, a company registered in the United Kingdom is subject to income taxes within the United Kingdom at the applicable tax rate on taxable income. All the United Kingdom subsidiaries that are not entitled to any tax holiday were subject to income tax at a rate of 19%. The subsidiary of the Group in the United Kingdom did not have assessable profits that were derived from the United Kingdom during the six months ended June 30, 2026 and 2025. Therefore, no United Kingdom profit tax has been provided for in the periods presented.

Singapore: in accordance with the relevant tax laws and regulations of Singapore, a company registered in the Singapore is subject to income taxes within Singapore at the applicable tax rate on taxable income. All the Singapore subsidiaries that are not entitled to any tax holiday were subject to income tax at a rate of 17%. The subsidiary in Singapore did not have assessable profits that were derived from Singapore during the six months ended June 30, 2026 and 2025. Therefore, no Singapore profit tax has been provided for in the periods presented.

United States (Nevada): in accordance with the relevant tax laws and regulations of the United States, a company registered in the United States is subject to income taxes within the United States at the applicable tax rate on taxable income. All the United States subsidiaries in Nevada that are not entitled to any tax holiday were subject to income tax at a rate of 21%. The subsidiary in the United States did not have assessable profits that were derived from the United States during the six months ended June 30, 2026 and 2025. Therefore, no United States profit tax has been provided for in the periods presented.

On a semi-annually basis, the Group evaluates the realizability of deferred tax assets by jurisdiction and assesses the need for a valuation allowance. In assessing the realizability of deferred tax assets, the Group considers historical profitability, evaluation of scheduled reversals of deferred tax liabilities, projected future taxable income and tax-planning strategies. Valuation allowances have been provided on deferred tax assets where, based on all available evidence, it was considered more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. After consideration of all positive and negative evidence, the Group believes that as of June 30, 2026, it is more likely than not the deferred tax assets will not be realized.

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

10. RELATED PARTY BALANCES AND TRANSACTIONS

The following is a list of a director and related parties to which the Group has transactions with:

(a)	Ian Huen, the Chief Executive Officer and Executive Director of the Group since November 2023. He was a Non-executive Director from June 2022 to November 2023. Before June 2022, he was the Chief Executive Officer and Executive Director;

(b)	Aeneas Group Limited, an entity controlled by Ian Huen;

(c)	Jurchen Investment Corporation, the holding company and an entity controlled by Ian Huen;

(d)	Libra Sciences Limited, an entity which was originally a wholly owned subsidiary of Aptorum Therapeutics Limited (“ATL”). Since December 30, 2021, Libra has been turned into a related party to the Group due to the voting power owned by ATL is decreased to below 50% but more than 20%; (Note 11).

Amounts due from related party

Amounts due from related party consisted of the following as of June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025
	(Unaudited)
Current
Libra Sciences Limited (Note b)	$522,192	$522,192
Allowance for credit loss	(522,192)	(522,192)
Total	$-	$-

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

Amounts due to related parties

Amounts due to related parties consisted of the following as of June 30, 2026 and December 31, 2025:

	June 30, 2026	December 31, 2025
	(Unaudited)
Current
Aeneas Group Limited (Note a)	$79,180	$79,180

	June 30, 2026	December 31, 2025
	(Unaudited)
Convertible notes to a related party - Current
Jurchen Investment Corporation (Note 14)	$3,508,500	$3,418,500

Related party transactions

Related party transactions consisted of the following for the six months ended June 30, 2026 and 2025:

	For the six months ended June 30,
	2026	2025
	(Unaudited)	(Unaudited)
Interest expenses (Note 14)
- Jurchen Investment Corporation	$90,000	$90,000

Note a: On August 13, 2019, Aptorum Therapeutics Limited (“ATL”), a wholly owned subsidiary of the Company, entered into financing arrangements with Aeneas Group Limited, a related party, and Jurchen Investment Corporation, the ultimate parent of the Group, allowing ATL to access up to a total $15 million in line of credit debt financing. Both line of credits have originally matured on August 12, 2022. ATL and Aeneas Group Limited has mutually agreed to extend the line of credit arrangement further 3 years to August 12, 2024. The interest on the outstanding principal indebtedness is at the rate of 8% per annum. ATL may early repay, in whole or in part, the principal indebtedness and all interest accrued at any time prior to the maturity date without the prior written consent of the lender and without payment of any premium or penalty. As of the date of this unaudited condensed consolidated financial statements, the undrawn line of credit facility is $12 million.

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

Note b: On January 13, 2022, ATL entered a line of credit facility with Libra Sciences Limited to provide up to a total $1 million line of credit for its daily operation. The line of credit is originally matured on January 12, 2023, and is extended for additional 3 years. The interest on the outstanding principal indebtedness is at the rate of 10% per annum. ATL and Libra Science Limited mutually agreed to terminate the line of credit agreement effect as of March 31, 2023. All existing liabilities arising from the line of credit agreement shall remain enforceable and repayable on demand by ATL. As of the issuance date of this unaudited condensed consolidated financial statements, $0.5 million is outstanding from Libra Sciences Limited. For the six months ended June 30, 2026 and year ended December 31, 2025, the Group has assessed that the amounts due from Libra Science Limited and its subsidiary are potentially unrecoverable. Accordingly, as at period ended 30 June 2025 an allowance for credit loss amounting to $0.5 million has been recognized.

11. VARIABLE INTEREST ENTITY

The Company consolidates VIEs in which the Group has a variable interest and is determined to be the primary beneficiary. This determination is based on whether the Group has a variable interest (or combination of variable interests) that provides the Company with (a) the power to direct the activities that most significantly impact the VIE’s economic performance and (b) the obligation to absorb losses or right to receive benefits that could be potentially significant to the VIE. The Group continually reassesses whether it is the primary beneficiary of a VIE throughout the entire period the Group is involved with the VIE.

On December 30, 2021, three of the Group’s subsidiaries, Libra Sciences Limited (“Libra”, formerly known as Aptorum Pharmaceutical Development Limited),   Mios Pharmaceuticals Limited (“Mios”) and Scipio Life Sciences Limited (“Scipio”), issued Class A and Class B ordinary shares to various parties; for each such entity, each Class A ordinary share is entitled to 1 vote and 1 share of economic benefit of the respective company, while each Class B ordinary share is entitled to 10 votes and 0.001 share of economic benefit of the respective company. Following such share issuances, the Group lost its majority voting rights in each of these three companies and only holds 48.33%, 48.39% and 48.36% economic interest in Libra, Mios and Scipio, respectively. However, the Company still holds a majority of each of these three company’s outstanding Class A ordinary shares and therefore will absorb/receive portions of these subsidiaries’ expected losses or residual returns. In addition, none of these three companies have sufficient equity to sustain its own activities, and they have two classes of ordinary shares which have different rights, benefits and obligations. The Company determined that all these three companies are variable interest entities (“VIE”). On December 31, 2021, Libra, Mios and Scipio further issued Class A ordinary shares to a wholly owned subsidiary of the Company in exchange of certain projects licenses. Upon these share issuances, the Company, through a wholly owned subsidiary, was holding 97.27% economic interest and 31.51% voting power in Libra, 97.93% economic interest and 36.17% voting power in Mios, and 97.93% economic interest and 35.06% voting power in Scipio, respectively.

The Company has considered each of these entity’s Memorandum and Article of Association and their respective board of directors (the sole director of each of Mios and Scipio is an executive director of the Group), and determined that The Company has the power to manage and make decisions that affect Mios and Scipio’s research and development activities, which activities most significantly impact Mios and Scipio’s economic performance. However, the Company does not have such power over Libra’s research and development activities, which activities most significantly impact Libra’s economic performance. Accordingly, the Company determined that it is the primary beneficiary of Mios and Scipio, but not the primary beneficiary of Libra.

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

In November 2024, the Group acquired 10,000 Class A Ordinary Shares and 5,850,000 Class B Ordinary Shares of Scipio, achieving control over the entity. As a result of this acquisition, Scipio is no longer classified as a VIE under the Group and it became a subsidiary under the Group.

In October 2024, Mios was dissolved and ceased operation and it was deemed disposed by the Group. As at period ended June 30, 2026 and December 31, 2025, the asset and liability of the consolidated VIE is both zero.

The Group’s maximum exposure to loss from its involvement with unconsolidated VIE represents the estimated loss that would be incurred if the VIE is liquidated, so that the fair value of the equity investment in VIE is zero and the amounts due from the VIE have to be fully impaired.

12. LEASE

As of June 30, 2026, the Group has only short-term operating lease and the non-short-term operating lease for laboratory and clinic was expired in March, 2026. The discount rates reflect the estimated incremental borrowing rate, which includes an assessment of the credit rating to determine the rate that the Group would have to pay to borrow, on a collateralized basis for a similar term, an amount equal to the lease payments in a similar economic environment.

	For the six months ended June 30,
	2026	2025
	(Unaudited)	(Unaudited)
Lease cost
Operating lease cost	$-	$-
Short-term lease cost	-	-
Total lease cost	$-	$-
Other information
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$24,573	$39,415
Weighted-average remaining lease term – operating leases	-	0.7 years
Weighted-average discount rate – operating leases	-	8.0%

During the six months ended June 30, 2026 and 2025, there was no impairment recorded on right-of-use assets, respectively, on right-of-use assets because it has been fully impaired during 2024 as the Group considered that the carrying amount of a right-of-use asset related to leases of laboratory and clinic may not be recoverable.

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

13. ORDINARY SHARES

On January 2, 2025, the Company entered into a certain securities purchase agreement (the “Securities Purchase Agreement”) with certain non-affiliated institutional investors (the “Purchasers”) pursuant to which the Company sold 153,500 Class A ordinary shares of the Company (the “Shares”), par value $0.0001 per share (the “Ordinary Shares”) at a per share price of $20.0 in a registered direct offering, for gross proceeds of $3,070,000 (the “Offering”). and the net proceeds after deducting the related expense is $2,699,200 The Securities Purchase Agreement was fully executed on January 3, 2025.

On October 14, 2025, the Company closed an offering, issuing 100,000 Class A ordinary shares and warrants to purchase 200,000 restricted warrants (the “Investor Warrants”), for aggregate gross proceeds of $2,000,000 (the “October 2025 Offering”). Cash issuance costs are $284,001 and the net proceeds from the October 2025 Offering were approximately $1,716,000.

Of the $2,000,000 gross proceeds, $996,000 was allocated to the liability-classified Investor Warrants at their fair value, with the residual $1,004,000 allocated to the equity-classified Class A ordinary shares.

In connection with the October 2025 Offering, the Company issued warrants to purchase 6,018 Class A ordinary shares to the placement agent’s designees (the “Placement Agent Warrants”) at an exercise price of $25.0 per share. The Placement Agent Warrants had a grant-date fair value of $23,606 (see Note 16) which was treated as an issuance cost of the offering.

Cash issuance costs of $284,001 and the Placement Agent Warrant fair value of $23,606 were allocated between the liability and equity instruments in proportion to the allocation of proceeds ($141,433 and $11,756, respectively, to the warrant liability, expensed as incurred; and $142,568 and $11,850, respectively, to equity, charged to additional paid-in capital).

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for the following: (i) each Class A Ordinary Share is entitled to one vote while each Class B Ordinary Share is entitled to ten votes; and (ii) each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time while Class A Ordinary Shares are not convertible under any circumstances.

On July 20, 2026, the Company effectuated a 10 for 1 share consolidation of its authorized share capital, such that every 10 Class A Ordinary Shares, par value of US$0.00001 per share, in the authorized share capital of the Company (including issued and unissued share capital) be consolidated into 1 Class A Ordinary Share, par value of US$0.0001 per share, and that every 10 Class B Ordinary Shares, par value of US$0.00001 per share in the authorized share capital of Aptorum (including issued and unissued share capital) be consolidated into 1 Class B Ordinary Share, par value of US$0.0001 per share (the “Share Consolidation” or “Reverse Split”). The Reverse Split was approved by the Company’s shareholders on June 9, 2026 and Company’s board of directors approved implementing the Reverse Split effective as of July 20, 2026. Accordingly, the Reverse Split was effective and the Class A Ordinary Shares began trading on a split-adjusted basis when the market opened on July 20, 2026. Immediately prior to the Share Consolidation, Company had 6,346,823 Class A Ordinary Shares outstanding and 1,796,934 Class B Ordinary Shares outstanding. Following the Share Consolidation, there are 634,682 Class A Ordinary Shares outstanding and 179,693 Class B Ordinary Shares outstanding (these numbers are based on the current number of shares outstanding and are subject to change, in either direction, once the Reverse Split is effected on an individual basis). As a result of the Reverse Split, the Company’s authorized share capital was US$100,000,000 divided into 999,999,600 Class A Ordinary Shares with a par value of US$0.0001 each and 400,000 Class B Ordinary Shares with a par value of US$0.0001 each. All per share amounts and shares outstanding for all periods have been retroactively restated to reflect the Reverse Split.

14. CONVERTIBLE NOTE

On September 11, 2023, the Group entered into a securities purchase agreement with Jurchen Investment Corporation, the largest shareholder of the Company, pursuant to which the Group sold a secured convertible note in the aggregate principal amount of $3,000,000 (the “Sep 2023 Notes”). The Sep 2023 Notes are convertible into the Company’s Class A Ordinary Shares and have a maturity date that is 24 months from the issuance date, although upon such date the investor has the right to extend the term of the Sep 2023 Note for twelve (12) months or more or such term subject to mutual consent. On September 11, 2025, the Group entered into an extension agreement with Jurchen Investment Corporation to extend the Sep 2023 Notes further for 12 months. The Sep 2023 Notes have an interest rate of 6% per annum and a conversion price of $24.2 per share. The Company has the right to repay the principal amount of the Sep 2023 Notes, but in the case of such prepayment it must be paid in cash, unless otherwise agreed by both parties. The Sep 2023 Note is secured by a first priority lien and security interest on certain preferred shares that the Group owns (“Collateral”) (Note 4). Upon the Group’s disposal of all or a portion of the Collateral, the investor has the right, to request that the Group prepay the then-remaining outstanding balance of the Sep 2023 Note, in part or in full and the Group can make that payment in cash or in shares.

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

15. NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted loss per share:

	For the six months ended June 30,
	2026	2025
	(Unaudited)	(Unaudited)
Numerator:
Net loss attributable to Niki BioSolutions, Inc.	(1,326,004)	$(441,780)
Denominator:
Basic and diluted weighted average shares outstanding (1)	814,375	712,680

Basic and diluted loss per share	(1.6)	$(0.6)

(1)	All per share amounts and shares outstanding for all periods have been retroactively restated to reflect the company’s 1 for 10 reverse stock split, which was effective on July 20, 2026.

Basic loss per share is computed by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares. Potential dilutive securities are excluded from the calculation of diluted loss per share in loss periods as their effect would be anti-dilutive. For the six months ended June 30, 2026 and 2025, the total number of share options, warrants and convertible notes excluded from the calculation of diluted earnings per share due to their anti-dilutive nature, are 139,840.

16. WARRANTS

In connection with the October 2025 Offering (see Note 14), the Company issued Investor Warrants to purchase 200,000 Class A ordinary shares and Placement Agent Warrants to purchase 6,018 Class A ordinary shares.

The Investor Warrants are exercisable immediately at an exercise price of $20.0 per share and expire twenty-four months from the effective date of a registration statement registering for resale the ordinary shares underlying the Investor Warrants. The Investor Warrants were classified as liabilities under ASC 815 due to certain settlement provisions that preclude equity classification.

The fair value of the Investor Warrants was determined using a binomial option pricing model with the following inputs:

	As of June 30, 2026	As of December 31, 2025
Stock price	$7.8	$10.6
Exercise price	$20.0	$20.0
Expected term	1.43 years	1.93 years
Risk-free rate	4.07%	3.48%
Expected volatility	69.61%	58.10%
Dividend rate	0.00%	0.00%
Dilution factor	1	1
Fair value per share	$0.71	$1.53

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

Expected volatility was based on the historical volatility of comparable publicly traded companies. The Company recognized a gain of $163,000 on the change in fair value of the Investor Warrant liability for the six months ended June 30, 2026, included in “Change in fair value of warrant liability” in the consolidated statements of operations.

The Placement Agent Warrants are exercisable immediately upon issuance and expire on the earlier of (i) 24 months from the effective date of a registration statement or (ii) October 10, 2030.

The grant-date fair value of the Placement Agent Warrants was $23,606, determined using the Black-Scholes option pricing model with the following inputs: stock price of $15.9, exercise price of $25.0, expected term of 2.5 years, risk-free rate of 3.48%, and expected volatility of 58.8% based on comparable public companies. The fair value of the Placement Agent Warrants was treated as an issuance cost of the October 2025 Offering (see Note 13).

The Placement Agent Warrants were classified as temporary equity under ASC 480-10-S99-3A due to certain contingent redemption provisions in the warrant. The contractual redemption amount of the Placement Agent Warrants on the issuance date was $47,000, computed using the following contractually specified inputs: stock price of $15.9, exercise price of $25.0, expected volatility of 100%, risk-free rate of 3.48%, and remaining term of 2.5 years. This amount was reclassified from additional paid-in capital to temporary equity on the issuance date. Since the contingent event is not probable to occur, no subsequent remeasurement of the temporary equity amount is required.

As of June 30, 2026, the Company had 206,018 warrants outstanding to purchase Class A ordinary shares with a weighted-average exercise price of $20.1 and a weighted-average remaining contractual term of approximately 1.43 years.

17. COMMITMENTS AND CONTINGENCIES

Contingent payment obligation

As of June 30, 2026, the Group does not have any non-cancellable purchase commitments.

The Group has contingency payment obligations under each of the license agreements, such as milestone payments, royalties, research and development funding, if certain condition or milestone is met.

Milestone payments are to be made upon achievements of certain conditions, such as Investigational New Drugs (“IND”) filing or U.S. Food and Drug Administration (“FDA”) approval, first commercial sale of the licensed products, or other achievements. The aggregate amount of the milestone payments that the Group is required to pay up to different achievements of conditions and milestones for all the license agreements signed as of June 30, 2026 are as below:

Amount
(unaudited)
Drug molecules: up to the conditions and milestones of
From entering phase 1 to before first commercial sale	920,000
First commercial sale	800,000
Net sales amount more than certain threshold in a year	7,000,000
Subtotal	$8,720,000

NIKI BIOSOLUTIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

For the six months ended June 30, 2026 and 2025, the Group incurred did not incur any milestone payments. For the six months ended June 30, 2026 and 2025, the Group did not incur any royalties or research and development funding.

Legal proceedings

The Group is party to a lawsuit initially filed on notice on September 3, 2024, by Karen Cheung (“Plaintiff”) in the Supreme Court of the State of New York, County of New York (“State Court Action”) (Index No. 654541/2024), which sought relief arising from (i) violations of the federal Racketeer Influenced and Corrupt Organizations Act (“RICO”), 18 § U.S.C. 1961(c), (ii)conspiracy to violate RICO, 18 U.S.C. § 1961(d), (iii) fraud, (iii) breach of fiduciary duty, (iv) negligent misrepresentation, (v) unjust enrichment, (vi) civil conspiracy and (vii) violations of the federal Securities Act of 1933, 15 § U.S.C. 77a et. seq. On December 27, 2024, the Group filed a Notice of Removal in the U.S. District Court for the Southern District of New York (Case No.1:24-cv-09969-VSB-OTW) removing the State Court Action to federal court. On December 30, 2024, the Group filed a demand for service of the complaint on the Group. Plaintiff filed and served her Complaint on the Group on February 24, 2025, alleging claims for (i) violations of RICO 18 U.S.C. § 1962(c), (ii) conspiracy to violate RICO 18 U.S.C. § 1962(d), (iii) fraud; (iv) aiding and abetting breach of fiduciary duty, (v) unjust enrichment, and (vi) civil conspiracy. Following a motion, Plaintiff was granted leave to amend her Complaint. On May 30, 2025, Plaintiff filed her First Amended Complaint. The parties filed Joint Stipulation and Proposed Order Regarding Briefing Schedule ("Briefing Schedule") on June 9, 2025. The Court entered the Briefing Schedule on June 9, 2025, wherein the Company's motion to dismiss was due July 18, 2025, Plaintiff's opposition was due August 18, 2025, and Company's reply in support of its motion to dismiss was due September 8, 2025. The Company believes that Plaintiff’s claims are without merit and has filed a motion to dismiss the Complaint on July 18, 2025. Such motion is now fully briefed and is currently pending with the Court. As such, the Company will continue to vigorously defend against Plaintiff’s claims. The Court entered an order on July 27, 2026, setting a conference to discuss discovery. At this time, it is too early to estimate the costs and expenses of defending the lawsuit.

From time to time, the Group may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Group does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of income or liquidity.

18. SUBSEQUENT EVENTS

The Group has evaluated subsequent events through the date of issuance of the unaudited condensed consolidated financial statements. Except for the events disclosed elsewhere in the unaudited condensed financial statements and the following events with material financial impact on the Group’s unaudited condensed consolidated financial statement, no other subsequent event is identified that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

On July 20, 2026, the merger between the Group and DiamiR Biosciences Corp. (“DiamiR”) closed and the Company changed the name from Aptorum Group Limited to Niki BioSolutions, Inc., as further described in Note 1. The merger is accounted for as a business combination using the acquisition method of accounting in accordance with ASC 805. The Group was identified as the accounting acquirer and legal acquirer based on an evaluation of the following facts and circumstances: (i) although after consummation of the merger, the current equity holders of the Group retaining 30% ownership interest of the combined company, pursuant to the shareholder agreement, Aptorum still has contractual rights which allow it to designate a majority of the Board of Directors until DiamiR’s voting interest is less than 25% of the combined entity or until the 2027 Annual Meeting; (ii) pursuant to the shareholder agreement, Aptorum has the power to appoint three of the five Directors, which is a majority of the Board of Directors; (iii) Aptorum’s CEO remains in place post-merger and continues to lead strategic initiatives, including business development and financing; (iv) Aptorum is historically larger size than DiamiR; (v) Aptorum initiated the merger and led negotiations and the merger aligns with Aptorum’s strategic goals and business model.

As of the date of this report, management has not yet completed a fair value assessment of the identified assets acquired, and liabilities assumed, of DiamiR at the Closing Date. Accordingly, no estimate is currently made for any goodwill or bargain purchase gain that may be recognized in connection with the merger.